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                                                                      EXHIBIT 23
                              ACCOUNTANTS' CONSENT


The Stockholders and Board of Directors
Wang Laboratories, Inc.:

We consent to the incorporation by reference in the registration statements on Forms S-3 (Nos. 033-58717, 333-03879 and 33-06611) and Forms S-8 (Nos.
333-01333, 333-01335, 333-12943 and 333-12963) of Wang Laboratories, Inc. of
our report, dated March 29, 1996, except as to note 15 which is as of April 15, 1996, and note 16 which is as of August 29, 1996, with respect to the consolidated balance sheets of I-Net, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K/A of Wang Laboratories, Inc. dated November 12, 1996.



                                           KPMG Peat Marwick LLP

Washington, D.C.
November 12, 1996